SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 9, 2001


                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


       WISCONSIN                          1-13154
(State of Incorporation)          (Commission File Number)

39-1431799
(I.R.S. Employer Identification No.)

3100 AMS BOULEVARD, GREEN BAY, WISCONSIN                                54313
(Address of principal executive offices)                              (Zip Code)

                                 (920) 661-1111
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On August 9, 2001, the Board of Directors of American Medical Security Group, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value per share (the "Common Shares"), of the Company. The dividend is payable on August 20, 2001, (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandths of a share (a "Unit") of Series B Junior Cumulative Preferred Stock, no par value per share (the "Preferred Shares"), of the Company at a price of $30.00 per one ten-thousandths of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of August 9, 2001, between the Company and Firstar Bank, N.A., as Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier to occur of (i) the tenth business day following the date (the "Shares Acquisition Date") of the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has become the beneficial owner of 12% or more of the Common Shares then outstanding, other than as a result of repurchases of stock by the Company or certain inadvertent actions by certain shareholders or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 12% or more of such outstanding Common Shares. "Acquiring Person" does not include Blue Cross & Blue Shield United of Wisconsin ("BCBS") and its Affiliates and Associates, provided, at any time while BCBS and its Affiliates and Associates hold more than 12%, such persons do not acquire beneficial ownership of any additional Common Shares other than by dividend or grant by the Company.

     The Rights Agreement provides that, until the Distribution Date, (i) Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Shares will be issued.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the later of the Distribution Date and the date upon which the Rights are no longer redeemable by the Company. The Rights will expire on August 20, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed, exchanged or terminated by the Company, in each case, as described below. At no time will the Rights have any voting power. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the

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Preferred  Shares of  evidences of  indebtedness  or assets  (excluding  regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights are not redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share plus an amount equal to accrued and unpaid dividends thereon but will be entitled to an aggregate payment of 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandths interest in a Preferred Share purchasable upon exercise of each Right held approximates the value of one Common Share.

     In the event that a person or a group has become an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain, circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     As an example, at an exercise price of $30 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $60 worth of Common Shares (or other consideration, as noted above) for $30. Assuming that the Common Shares had a per share value of $6 at such time, the holder of each valid Right would be entitled to purchase 10 Common Shares for $30.

     In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction
(x) in which the Company is not the surviving entity or (y) in which the Company is the surviving entity and the Common Shares are changed or exchanged, or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share or one ten-thousandth of a Preferred Share (or of a share

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of a class or series of the Company's  preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     At any time until ten business days following the Shares Acquisition Date, (subject to extension by the Board), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors) (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to correct any deficiency or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or certain related parties), or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment (other than to cure an ambiguity or to correct a deficiency) may be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 14, 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      EXHIBITS

     See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   AUGUST 14, 2001             AMERICAN MEDICAL SECURITY GROUP, INC.



                                     /S/TIMOTHY J. MOORE
                                     Timothy J. Moore
                                     Senior Vice President of Corporate Affairs,
                                     Secretary & General Counsel


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                      AMERICAN MEDICAL SECURITY GROUP, INC.
                          (COMMISSION FILE NO. 1-13154)

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                         Date of Report: August 9, 2001

EXHIBIT NO.        DESCRIPTION                                                                 FILED HEREWITH

        4          Rights Agreement, dated as of August 9, 2001, between American Medical              X
                   Security Group, Inc. and Firstar Bank, N.A., as Rights Agents, including the form of Right Certificate as Exhibit B thereto.

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